MEADOW VALLEY CORPORATION

                      NON-STATUTORY STOCK OPTION AGREEMENT
                        UNDER THE 1994 STOCK OPTION PLAN


Between:

     MEADOW VALLEY  CORPORATION  (the  "Company") and (the  "Consultant")  dated
---------------.

     The Company hereby grants to the Consultant an option (the "Option") to purchase __________ shares of the Company's common stock under the Meadow Valley Corporation 1994 Stock Option Plan (the "Plan") upon the following terms and conditions:

     1. Purchase Price. The purchase price of the Stock shall be __________ per share, which is not less than the fair market value of the Stock on the date of this Agreement.

     2. Non-Statutory Option. The Option shall be a Non-Statutory Option, as defined in the Plan.

     3. Period of Exercise. The Option will expire ten years from the date of this Agreement. The Option may be exercised only while the Consultant is actively providing consulting services to the Company and as provided in Section 5, dealing with termination of services.

     4. The Option may be exercised for up to, but not in excess of, the amounts of shares subject to the Option specified below, based on the Consultant's number of years of continuous services with the Company from the date hereof. In applying the following limitations, the amount of shares, if any, previously purchased by Consultant shall be counted in determining the amount of shares the Consultant can purchase at any time in accordance with said limitations. The Consultant may exercise the Option in the following amounts and in accordance with the conditions set forth in paragraph 7.3 of the Plan:

          (1) After one (1) year of continuous services to the Company, the Consultant may purchase up to 33.3% of the shares of Stock subject to the Option;

          (2) After two (2) years of continuous services to the Company, the Consultant may purchase up to 66.6% of the shares of Stock subject to the Option;

          (3) After three years of continuous services to the Company, the Consultant may purchase all shares of Stock subject to the Option.

     In the event the Consultant's services with the Company are terminated due to Consultant's disability or death as described in paragraphs 5(a) and 5(1,), the foregoing vesting schedule shall be accelerated and the Option shall upon such disability or death become exercisable in whole or in part, but it shall not be exercisable after the expiration of four (4) years from the date hereof. This Option may not be exercised for less than fifty shares at any time unless the number of shares purchased is the total number purchasable at the time under the Option.

     5. Transferability. This Option is not transferable except by will or the laws of descent and distribution and may be exercised during the lifetime of the Consultant only by him.

     6. Termination of Services. In the event of a termination in the providing of consulting services by Consultant, including serving as a Non-employee Director as defined in the Plan, to the Company, the Option may be exercised (to the extent exercisable at the date of his termination) by the Consultant within three months after the date of such termination; provided, however, that:

          (a) If the Consultant's consulting relationship is terminated because he is disabled within the meaning of Internal Revenue Code section 422A, the Consultant shall have one year rather than three months to exercise the Option (to the extent exercisable at the date of his termination).

          (b) If the Consultant dies, the Option may be exercised (to the extent exercisable by the Consultant at the date of his death) by his legal representative or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the Consultant, but the Option must be exercised within one year after the date of the Consultant's death.

          (c)  If  the   Consultant's   consulting   relationship   is
          terminated   for  cause,   this   Option   shall   terminate
          immediately.

          (d) In no event (including death of the Consultant) may this Option be exercised more than ten years from the date hereof.

     7. No Guarantee of Services. This Agreement shall in no way restrict the right of the Company or any Subsidiary Corporation to terminate Consultant's consulting relationship at any time.

     8. Investment Representation: legend. The Consultant (and any other purchaser under paragraphs 5(a) or 5(1,) hereof) represents and agrees that all shares of Stock purchased by him under this Agreement will be purchased for investment purposes only and not with a view to distribution or resale. The Company may require that an appropriate legend be inscribed on the face of any certificate issued under this Agreement, indicating that transfer of the Stock


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

is restricted, and may place an appropriate stop transfer order with the Company's transfer agent with respect to the Stock.

     9. Method of Exercise. The Option may be exercised, subject to the terms and conditions of this Agreement, by written notice to the Company. The notice shall be in the form attached to this Agreement and will be accompanied by payment (in such form as the Company may specify) of the full purchase price of the Stock to be issued, and in the event of an exercise under the terms of paragraphs 5(a) or 5(1,) hereof, appropriate proof of the right to exercise the Option. The Company will issue and deliver certificates representing the number of shares purchased under the Option, registered in the name of the Consultant
(or other purchaser under paragraph 5 hereof) as soon as practicable after receipt of the notice.

     10. Incorporation of Plan. This Agreement is made pursuant to the provisions of the Plan, which Plan is incorporated by reference herein. Terms used herein shall have the meaning employed in the Plan, unless the context clearly requires otherwise. In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.

                                    MEADOW VALLEY CORPORATION



                                    By
                                      ------------------------------------------
                                        President
ACCEPTED:


-----------------------------------
Consultant



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

                           MEADOW VALLEY CORPORATION

                   NOTICE OF EXERCISE OF STOCK OPTION ISSUED
                        UNDER THE 1994 STOCK OPTION PLAN

To:      Compensation Committee
         Meadow Valley Corporation
         4411 S. 40th Street, Suite D-11
         Phoenix, AZ 85082

     I hereby exercise my Option dated __________ to purchase  __________ shares of $.001 par value common stock of the Company at the option  exercise  price of

$__________  per share.  Enclosed is a certified or cashier's check in the total amount of $________, or payment in such other form as the Company has specified.

     I represent to you that I am acquiring said shares for investment  purposes and not with a view to any  distribution  thereof.  I  understand  that my stock certificate may bear an appropriate legend restricting the transfer of my shares and that a stock transfer order may be placed with the Company's  transfer agent with respect to such shares.

     I request that my shares be issued in my name as follows:

     ------------------------------------------------------------------
                   (Print your name in the form in which you
                      wish to have the shares registered)


     ------------------------------------------------------------------
                            (Social Security Number)


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                              (Street and Number)


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                  (City)            (State)          (Zip Code)


Dated:             19
       -----------    -----.


                                         Signature:
                                                    ----------------------------

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